                                                                 EXHIBIT 10 (gg)

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                    ---------------------------------------

This First Amendment To Employment Agreement ("Amendment") is entered into as of November 11, 1996 by and between INFORMATION RESOURCES, INC. ("Information Resources") and RANDALL S. SMITH (the "Employee") for the purpose of amending that certain Employment Agreement entered into by and between the parties hereto as of August 22, 1996 (the "Employment Agreement").

In consideration of the mutual promises and obligations set forth below, Information Resources and the Employee hereby agree to amend the Employment Agreement as follows:

     1. Section 4.0 of Article IV of the Employment Agreement shall be amended by adding an additional paragraph, said paragraph to read in its entirety as follows:

          "Information Resources may choose to cause the payments described above to be made pursuant to a term life insurance policy on the life of Employee, with a death benefit and payment schedule equivalent to the twelve (12) monthly Base Salary payments described above, and the payment of such death benefit shall be in lieu of and in full satisfaction of Information Resources' obligation to continue to pay Employee's Base Salary subsequent to his death as described in this
          Section 4.0. Employee shall be the owner of and shall pay the annual premiums on such policy, provided that Information Resources shall increase Employee's Base Salary by an amount that will, after tax deductions, equal the amount of said premium (as such premium amount may change from time to time), such increased amount to be paid in a lump sum upon Information Resources' receiving from Employee a paid receipt (or canceled check) evidencing payment of the annual premium. Employee agrees to cooperate with Information Resources in applying for and obtaining the above-described term life insurance policy. Information Resources reserves the right to terminate this alternative method of payment and will so notify Employee of such termination, whereupon Information Resources will reassume the direct payment obligation described in the preceding paragraph."

IN WITNESS WHEREOF, Information Resources and the Employee have caused this Amendment to be executed as of the date first written above.

                                    INFORMATION RESOURCES, INC.

/s/ Randall S. Smith                By: /s/ Gary S. Newman
--------------------------              ------------------------
EMPLOYEE
                                    Title: EVP - H.R.
                                           --------------------

                                                                  Exhibit 10(gg)

                             EMPLOYMENT AGREEMENT

                                by and between


                          INFORMATION RESOURCES, INC.


                                      and


                               RANDALL S. SMITH

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS AGREEMENT ("Agreement") is made as of the 22nd day of August, 1996 (the "Effective Date") by and between INFORMATION RESOURCES, INC., a Delaware corporation ("Information Resources" or "IRI"), and RANDALL S. SMITH (the "Employee").

     WHEREAS, Information Resources has employed the Employee in an executive capacity since 1981 and desires to continue to employ the Employee in an executive capacity on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the Employee desires to accept such employment with Information Resources on the terms and subject to the conditions set forth in this Agreement;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants of Information Resources and the Employee set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Information Resources and the Employee, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                                  Employment
                                  -----------

          1.0 Employment. Information Resources agrees to employ the Employee, and the Employee agrees to serve Information Resources on a full-time basis in an executive capacity, according to the terms and subject to the conditions hereinafter set forth, for the period commencing on the date hereof and ending with the effective date of termination of employment as provided in ARTICLE VI (the "Employment Period").

          1.1 Employment Duties. During the Employment Period, the Employee shall devote his best efforts and all of his normal business time and attention (excluding permitted vacation, holidays, personal and sick leave, and reasonable time devoted to civic and charitable activities) to the business of Information Resources and its affiliated companies, and to serve as President, Operations Group and International Information Services Group of Information Resources or to serve as such other officer or senior executive employee of Information Resources or any of its affiliated companies as the Chief Executive Officer and/or the Board of Directors (or the appropriate committee thereof) of IRI may from time to time stipulate. As an officer or other senior executive of Information Resources, the Employee shall have all the responsibilities and authority normally incident to the office he holds as provided in the by-laws of Information Resources or otherwise, subject to the authority and responsibilities of the Board of Directors and its committees, and he shall have such additional duties, not inconsistent with the responsibilities of his office, as the Board of Directors, its committees or the Chief Executive Officer of IRI shall prescribe. The Employee may, with the express written approval of the Information Resources Board of Directors, serve and receive compensation as a director of any other company affiliated with Information Resources or any other company that, in the opinion of the Board of Directors, does not compete with Information Resources.

          1.2  Place of Employment.  In connection with his employment with

Information Resources, the Employee shall be based at the principal offices of Information Resources in the Chicago metropolitan area. The Employee may be required to perform ordinary business travel consistent with the responsibilities of his office. Information Resources agrees that the Employee shall not be required to relocate his principal place of business outside the Chicago metropolitan area during the Employment Period.

                                  ARTICLE II
                                  ----------

                                 Compensation
                                 ------------

          Information Resources agrees to compensate the Employee for the services rendered by him during the Employment Period as follows:

          2.0 Base Salary. During the Employment Period, Information Resources shall pay the Employee a salary at an initial rate of Two Hundred Eighty-Six Thousand Dollars ($286,000.00) per year subject to review by the Compensation Committee of the Board of Directors for possible increase on the same basis and at the same intervals as applicable for other senior officers of Information Resources ("Base Salary"), it being understood that (a) increases in the Base Salary shall be commensurate with the Employee's position, duties and responsibilities and in conformity with IRI's policies and practices as applied to other senior officers of IRI and (b) the Base Salary as increased from time to time shall not decrease during the term of this Agreement unless and only to the extent that the Compensation Committee of the Board of Directors (or its successor) authorizes such a decrease as part of a broadly applied salary reduction program applied in the same fashion to other senior officers in addition to Employee.

The Base Salary shall be payable in accordance with the practice followed by Information Resources with respect to its other senior officers. Information Resources shall not be required to pay the Employee his Base Salary for the portion of any Disability Period with respect to which the Employee receives disability benefit payments according to the provisions of Information Resources' disability plans applicable to the Employee, except to the extent provided in Article III hereof.

          2.1 Bonus or Incentive Compensation. Information Resources shall award the Employee, in respect of each calendar year during the term hereof (including 1996) bonus or incentive compensation as provided under any present or future incentive compensation plan of Information Resources as applied to other senior officers of Information Resources. Information Resources shall not be required to pay the Employee bonus or incentive compensation for the portion of any Disability Period with respect to which the Employee receives disability benefit payments according to the provisions of Information Resources' disability plans applicable to the Employee.

          2.2 Employee Benefit Plans. For purposes of this Agreement, the meaning of the terms "employee benefit" and "employee benefits" shall exclude any salary or bonus or incentive compensation, but shall include benefits under health and welfare plans, life insurance, disability and retirement plans, 401 (k) plans, holidays, personal leave, sick leave and vacation allowances. The Employee shall participate during the Employment Period in all employee benefit plans generally applicable to senior officers of Information Resources, as those plans may be in effect from time to time, and shall continue that participation after his retirement on a basis comparable to that upon which other senior officers of Information Resources may continue participation following their retirement. During the Employment Period, the Employee shall be entitled to all other employee benefits generally provided to senior officers of Information Resources in accordance with then prevailing practice concerning such employee benefits. The Employee shall be eligible for paid vacation at the rate of four (4) weeks per year during 1996 and ratably for each year of service thereafter.

                                  ARTICLE III
                                  -----------

                                  Disability
                                  ----------

          3.0 Disability. In the event of any illness or disability of the Employee of a nature, degree, or effect such that, within the Employment Period, the Employee becomes unable to perform his duties under this Agreement on a full-time basis and such that Information Resources believes (as reasonably determined by the Chief Executive Officer of Information Resources or the Board of Directors or appropriate committee thereof) on the basis of the facts available that the Employee will be unable to perform his duties under the terms of this Agreement on a full-time basis for a consecutive period of 180 days or more (the "Disability Period"), the following provisions shall apply, it being understood that prior to any such determination the Employee shall continue to be paid his full Base Salary and shall continue participating in any Information Resources bonus or incentive compensation plans.

          3.1  Acting or Successor Officer.  During any Disability Period, the
Chief

Executive Officer of Information Resources (or the Board of Directors or appropriate committee thereof) may appoint an acting or successor member or officer to each position or office then held by the Employee.

          3.2 Disability Benefit Plans. During any Disability Period, the Employee shall be entitled to receive disability benefit payments according to the provisions of Information Resources' disability plans for salaried employees, if any, and the Employee shall continue to be an employee of IRI for purposes of continued vesting and exercise of stock options (but not for purposes of participation in incentive or bonus plans) and shall continue to participate in all employee benefit plans for which he is eligible pursuant to this Agreement or otherwise. In addition to the disability benefit payments under said plans, during the first 180 days of any such Disability Period the Employee shall be entitled to receive, at normal payroll dates, supplemental disability payments directly from Information Resources in the amount necessary for the total of such supplemental disability payments and disability benefit plan payments to equal, on an annual basis, 100% of the Base Salary in effect at the beginning of the Disability Period. In the event the Disability Period continues beyond such 180 day period, Employee shall then receive, for the remaining duration of the Disability Period, in addition to the disability benefit payments under the provisions of IRI's disability plan(s), supplemental disability payments directly from Information Resources at a rate equal to one-third (33.3%) of his Base Salary in effect at the beginning of the Disability Period, such supplemental disability payments to be adjusted on an annual basis by the applicable percentage increase (or decrease) in the consumer price index (All

Urban Consumers) as published by the US Department of Labor, or any successor index thereto.

          3.3 Termination of Disability. If and when, in the reasonable judgment of the Board of Directors, after the commencement of a Disability Period the Employee regains his ability to perform his duties hereunder on a full-time basis, such Disability Period and Information Resources' obligation to make supplemental disability payments pursuant to Section 3.2 hereof shall cease. The Employee shall, immediately thereafter, resume being paid his Base Salary under the same terms as he was being paid at the commencement of the Disability Period and resume participating in any Information Resources bonus or incentive compensation plans, with no cost-of-living or other adjustment of the Base Salary if the length of the Disability Period is less than 24 months. If the Disability Period continues for 24 months or more, the Employee's Base Salary will be adjusted upon his resumption of duties by the applicable percentage increase (or decrease), during the Disability Period, in the consumer price index (All Urban Consumers) as published by the US Department of Labor, or any successor index thereto. The Board of Directors shall consider the Employee's redesignation to the particular positions and offices held by him prior to the Disability Period, but the Board of Directors shall be under no obligation with respect thereto.

                                  ARTICLE IV
                                  ----------

                             Supplemental Benefits
                             ---------------------

          4.0 Supplemental Benefits. In addition to any other employee benefits to which the Employee, his spouse or his estate may be entitled, in the event of the Employee's death during the term of this Agreement, Information Resources shall continue to pay Employee's monthly Base Salary to his spouse, or his estate if there is no living spouse, for a period of twelve (12) months commencing on the first day of the month following the month of the Employee's death.

                                   ARTICLE V
                                   ---------

                                 Stock Options
                                --------------

          5.0 Stock Option Grants. Except as provided in Sections 5.1, 5.2, 5.3, 6.3 and 6.4 of this Agreement, nothing in this Agreement shall alter the terms which govern any options previously granted to the Employee pursuant to the Information Resources Executive Stock Option Plan or any other option plan under which Employee receives or has received options to acquire Information Resources, Inc. common stock (the "Plan").

          5.1 Acceleration and Expiration/Cancellation. Notwithstanding any provisions of the Plan (or any option granted pursuant to the Plan or any Stock Option Agreement) to the contrary, in the event of any "Change of Control" (defined as any merger, consolidation or reorganization in which Information Resources is a merging, consolidating or reorganizing party and pursuant to which neither Information Resources nor any entity controlled by it is the surviving entity; or as the acquisition of beneficial ownership of, or power to vote, forty percent (40%) or more of the outstanding voting securities of Information Resources by any acquiror (or group of acquirors acting in concert) within any period of 90 consecutive days) which occurs after the second anniversary of the effective date of this Agreement, then the Employee (or his estate) shall be entitled to immediately exercise in full any unexercised options (vested or unvested) granted pursuant to the Plan prior to the Change of Control (other than expired options) then held by the Employee (or his estate). For purposes of this Agreement, an unexercised option "expires" at the end of a specified period of time after the date of grant (currently 10 years from such date of grant) in compliance with applicable law and as specified in the Stock Option Agreement under which the grant is made. Unvested options held by Employee shall not be canceled by action of the Executive Stock Option Plan Committee (or its successor) and no cancellation of unvested options shall occur other than in accordance with Section 5.2 (c) below.

          5.2 Stock Option Vesting and Exercise Following Termination. Notwithstanding any provisions of the Plan (or any option granted pursuant to the Plan or any Stock Option Agreement) to the contrary, upon termination of employment hereunder, Employee (or his estate) shall have the following vesting and exercise rights with respect to the stock options held at the date of such termination (including but not limited to those options which vest as a consequence of the termination of employment, which options shall be deemed to be vested as of the date of such termination):

          a. In the event of Employee's death during the Employment Period, all unvested options will immediately vest and all options will be exercisable by his estate for the period ending at the earlier of the expiration date of the options or 24 months from the date of death.

          b. In the event that Employee's employment hereunder is terminated by Information Resources without cause or by Employee for "Good Reason," vested stock options will be exercisable for the period ending at the earlier of the expiration date of the options or 24 months from the date of termination of employment. In the event that such termination is effective prior to the second anniversary of the Effective Date, all unvested options held by Employee at such termination date will continue to vest according to the vesting schedule set forth in the applicable Stock Option Agreement for such options (but will vest immediately upon the death of Employee) and, upon such vesting, shall be exercisable by Employee (or his estate) for the period ending 24 months after the date of such vesting. In the event that such termination is effective at or subsequent to the second anniversary of the Effective Date, the unvested options held by Employee at such termination date will vest immediately upon such termination date and be exercisable by Employee (or his estate) for the period ending at the earlier of the expiration date of the options or 24 months after the date of such termination of employment.

          c. In the event that Employee's employment hereunder is terminated for any reason other than as set forth in subsections (a) and (b) above, all options which are vested as of the effective date of such termination will be exercisable by Employee (or his estate) for the period ending at the earlier of the expiration date of the options or 13 months from the date of termination of employment, and stock options which are unvested as of the effective date of termination of employment will be canceled as of that date.

          5.3 1995 Stock Option Grant. It is hereby acknowledged and agreed that Employee was granted 80,000 options under IRI's Executive Stock Option Plan on May 24, 1995, which shall vest in accordance with the following schedule:

          a. one-half (50%) on May 24, 1996

          b. three-quarters (75%) on May 24, 1997

          c. 100% on May 24, 1998

This option grant will be further evidenced by a separate Stock Option Agreement containing the terms and conditions under said Plan.

                                  ARTICLE VI

                              Term of Employment
                              ------------------

          6.0 Term of Employment. The employment of the Employee pursuant to this Agreement shall commence on the date hereof and shall automatically continue thereafter until terminated in accordance with this Agreement.

          6.1 Termination Without Cause. Either party to this Agreement may terminate the employment of the Employee pursuant to this Agreement, without cause, by giving prior written notice to the other party specifying a termination date no earlier than 60 days and no later than 90 days following the delivery of such notice (a "Section 6.1

     Notice").

          6.2 Termination by the Employee for Good Reason. Except as otherwise provided in this Section 6.2, at any time prior to the Employee's receipt of a Section 6.1 Notice or the termination of the Employee's employment by Information Resources for "Cause," the Employee may give notice to terminate his employment for "Good Reason" by delivering a written notice of termination to Information Resources specifying the "Good Reason" (described in subsections (a) through (d) of this Section 6.2) for the termination and further specifying the effective date of termination which shall be no earlier than thirty (30) days and no later than sixty (60) days after Information Resources' receipt of such written notice of termination (a "Section 6.2 Notice"). A Section 6.2 Notice will not be effective unless received by Information Resources within 30 days after the occurrence of the event specified by the Employee as being the "Good Reason" for termination. Information Resources shall have 30 days after receiving any
     Section 6.2 Notice within which to initiate corrective or remedial action, and if such action is timely initiated then upon the completion of such corrective or remedial action the Section 6.2 Notice will be deemed withdrawn; provided, however, that the Section 6.2 Notice shall not be deemed withdrawn if the events specified by the Employee as being the "Good Reason" for termination were repeated, intentional and directed at the Employee individually. For the purpose of this Agreement, the Employee shall have "Good Reason" to terminate his employment hereunder if, but only if:

          (a) without the express written consent of the Employee, he is assigned any duties inconsistent with Article I or his positions, duties, responsibilities and status with Information Resources immediately prior to a change in his reporting relationships, duties, responsibilities, title or offices, except in connection with (1) his reassignment by the Chief Executive Officer and/or the Board of Directors (or the appropriate committee thereof) of Information Resources to a comparable position, in conformity with the provisions of Section 1.2 hereof, with a comparable level of duties and responsibilities and with the same salary, same eligibility for bonus/incentive compensation and same grade level, or (2) the commencement or continuation of a Disability Period; or he is removed from or not re-elected to any of those positions except in connection with such reassignment or the commencement or continuation of a Disability Period;

          (b) a reduction is made by Information Resources in the Employee's Base Salary, except as provided for in Section 2.0 hereof;

          (c) Information Resources fails to continue in effect any benefit, bonus or compensation plan, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, health-and-accident plan or disability plan (other than those plans which expire by their express terms) in which the Employee is participating, other than as part of a reduction or change generally applicable to other senior officers of Information Resources, except that in no case shall the benefits available to Employee under Article III be reduced; or

          (d) Information Resources fails to obtain from any successor entity to Information Resources an agreement to perform this Agreement to the extent and in the manner required to be performed by Information Resources.

          6.3 Consequences of Termination Without Cause or for Good Reason. In the event Information Resources terminates the employment of Employee without cause pursuant to Section 6.1, or the Employee terminates his employment for "Good Reason" pursuant to Section 6.2 hereof, the Employee shall receive, for each of the twelve (12) months following any such termination of employment, his monthly Base Salary at the rate in effect immediately prior to the giving of the Section 6.1 Notice or Section 6.2 Notice. In addition, Employee shall receive the cash equivalent of such Base Salary multiplied by the average percentage of base salary awarded as a bonus (in cash or otherwise) to the other Executive Officers of Information Resources who remained full-time employees in good standing through the date on which the relevant bonus, if any, was paid for the year in which such termination of Employee's employment occurs, prorated for the portion of the relevant calendar year prior to the effective date of termination and payable at the same time as the bonus payment for such year is made to the other Executive Officers. By way of illustrative example, assume a termination by Employee for "Good Reason" on June 30 of a year in which Employee's Base Salary is $300,000 and the average percent of base salary awarded as a bonus to Executive Officers for that year is 20%, Employee shall receive a bonus payment of $30,000, payable at the same time as that year's bonus is paid to the other Executive Officers (typically in March or April of the following year). In addition to the foregoing, upon such termination, Information Resources agrees to compensate the Employee for the amount of any premiums for COBRA insurance coverage for the Employee and his spouse and dependent children for a period from the date of his termination until the earlier of (a) the first anniversary of such date or (b) the date he becomes eligible for similar benefits under a health insurance plan at a subsequent employer. During the 12 month period following termination of employment hereunder, Employee agrees to make himself available, at the reasonable request of Information Resources, for up to sixty (60) hours of work on behalf of Information Resources, at the headquarters of Information Resources or by telephone or by such methods or under such circumstances as shall be mutually determined and agreed by Employee and Information Resources.

          6.4 Termination For Cause. In the event of "Cause," Information Resources shall have the right to terminate the employment of the Employee pursuant to this Agreement without prior written notice, except as provided in this Section 6.4. "Cause" shall be deemed to exist under the following circumstances:

     (a) if the Employee refuses or fails or neglects to perform his obligations under this Agreement and the Employee fails to rectify such deficiency within thirty (30) days, after receiving written notice from the Board of Directors of Information Resources, for any reason other than factors that, if continued, would reasonably give rise to the determination or continuation of a Disability Period;

     (b) if the Employee has developed or pursued interests substantially adverse or substantially inconsistent with the material fulfillment of his obligations hereunder to Information Resources, and fails to cease such conduct within ten (10) days after receiving written notice from the Board of Directors of Information Resources;

     (c) if the Employee engages in illegal or other wrongful conduct which is materially detrimental to the business or reputation of Information Resources; or

     (d)  if the Employee engages in any conduct or activity prohibited by
Section 8.0 or 8.1 of this Agreement.

No notice of termination under this Section 6.4 will be effective unless delivered by IRI to Employee within 60 days following the date on which the Chief Executive Officer or the Chairman of the Board of Directors first becomes aware of the nature and significance of the event specified as "Cause" for termination. In the event of termination of the Employee's employment in accordance with this Section 6.4, Information Resources shall have no further liability in respect of the Employee's employment; provided, however, that Information Resources shall (a) pay the Employee the value of any accrued salary or other compensation due the Employee on the date of termination and (b) Employee shall retain the rights set forth in Section 5.2 hereof.

          6.5 Termination Upon Death of Employee. The employment of the Employee under this

     Agreement shall automatically terminate upon the death of the Employee.

                                  ARTICLE VII

                            Covenant Not To Compete
                            -----------------------

          7.0 Covenant Not To Compete. The Employee shall not, without the prior express written consent of Information Resources, directly or indirectly, for himself or for any other person or entity, individually, jointly or as a partner, stockholder (except as a holder of not more than five percent (5%) of the outstanding shares of a publicly-held corporation), employee, agent, consultant or otherwise:

     (a) during the Employment Period, and for a period of two (2) consecutive years immediately thereafter, work or perform any service for the Dun & Bradstreet Corporation or the A.C. Nielsen Company, Efficient Market Services, Inc., Cornerstone Technologies, Inc. or any parent, subsidiary, affiliate or successor of any of the foregoing;

     (b) during the Employment Period, and for a period of two (2) consecutive years immediately thereafter, induce, attempt to induce, or participate in or facilitate the inducing of or attempting to induce, any employee, officer, director, consultant, sales representative or agent of Information Resources (or any of its subsidiaries or affiliates) to terminate or alter his or her business relationship with Information Resources (or any of its subsidiaries or affiliates) or to breach any agreement or obligation he or she has with or to Information Resources (or any of its subsidiaries or affiliates) or to perform work or services for the Employee or for a competitor of Information Resources described in Section 7.0(a), or hire any such person within six months of the termination of such business relationship; or

     (c) during the Employment Period, and for a period of one (1) year immediately thereafter, attempt in any manner to persuade any customer or supplier of Information Resources (or any of its subsidiaries or affiliates) to cease or reduce the amount of business which such customer or supplier engages in or contemplates engaging in with Information Resources (or any of its subsidiaries or affiliates), regardless of whether the relationship between such customer or supplier and Information Resources (or its subsidiary or affiliate) was originally established in whole or in part through Employee's efforts.

The Employee acknowledges that the restrictions set forth in this Article VII are (a) reasonable and necessary for the protection of Information Resources' interests and (b) are entered into by the Employee in exchange for adequate consideration granted to him in connection with this Agreement. In the event that any provision of this Section 7.0 is found by a court of competent jurisdiction to be unreasonable or unenforceable, the parties agree that such provision shall be enforceable against the Employee to the greatest extent that would be found to be reasonable and enforceable.

                                 ARTICLE VIII
                                 ------------
                    Confidentiality; Ideas and Improvements
                    ---------------------------------------

          8.0 Confidentiality. Information Resources is engaged in various lines and methods of doing business, and utilizes processes, programs, data, software and techniques which consist of or involve confidential business information. Such information has been or will be available to and used by the Employee during the course of his employment as well as confidential client information including data disclosing the identity of clients of Information Resources, their particular needs, methods, data and other similar information. The Employee agrees that so long as such information is confidential in fact and is not readily ascertainable by third parties through lawful means, the Employee will not, during the Employment Period and for a period of five consecutive years immediately thereafter, disclose or use such confidential information, either directly or indirectly for the benefit of any person or entity other than Information Resources. The Employee agrees to return all programs, manuals, documents, records, and other information relating to the business of Information Resources, including materials prepared by the Employee, to Information Resources immediately upon the termination of employment hereunder.

          8.1 Ideas and Improvements. The Employee agrees to promptly disclose to Information Resources all ideas, designs, improvements, creations and inventions, whether or not patentable or subject to other legal protection, which have significant relationship to the business of Information Resources or any affiliates of Information Resources, and which were developed or created by the Employee at any place or time during the Employment Period (collectively, "Ideas and Creations"). The Employee further agrees to take all steps necessary to execute and deliver to Information Resources copyright or patent rights on all matters suitable for such protection, and to execute and deliver to Information Resources all documents which may be required to assign to Information Resources such copyright or patent rights, and to otherwise cooperate to the extent within the Employee's control to ensure Information Resources' use and enjoyment of such Ideas and Creations, provided that there is no obligation to assign an invention for which no equipment, supplies, facility, or trade secret information of Information Resources was used and which was developed entirely on the Employee's own time, unless (a) the invention relates to the business of Information Resources or to Information Resources' actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the Employee for Information Resources.

                                  ARTICLE IX
                                  ----------

                           Miscellaneous Provisions
                           ------------------------

          9.0 Legal Remedies. The Employee hereby acknowledges that Information Resources would suffer irreparable injury if the provisions of Sections 7.0, 8.0 or 8.1 above were breached and that Information Resources' remedies at law would be inadequate in the event of such breach. Accordingly, the Employee hereby agrees that any such breach or threatened breach may, in addition to any other available remedies, be preliminarily enjoined by Information Resources without bond. In the event of litigation under this Agreement, each side shall pay its own attorneys' fees and expenses, except that if the Employee is enjoined either preliminarily or permanently, after an evidentiary hearing, then the Employee shall pay the attorneys' fees and expenses of Information Resources in connection with that evidentiary hearing and, if such evidentiary hearing results in a court refusing a preliminary or permanent injunction, then Information Resources shall pay the Employee's attorneys' fees and expenses in connection with such hearing. Sections 7.0, 8.0 and 8.1 shall survive, and shall continue in effect, notwithstanding any termination of this Agreement.

          9.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Employee and Information Resources and each of their respective heirs, personal representatives, permitted assigns, and successors in interest, including, in the case of Information Resources, any company with which Information Resources may be merged or consolidated or to which all or substantially all of Information Resources' assets may be transferred. Except as otherwise provided above, this Agreement shall not be assignable by Information Resources or the Employee without the express written consent of the other party.

          9.2 Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of Illinois.

          9.3 Notices. All notices required or permitted hereunder shall be given in writing, either delivered personally or by registered or certified mail, addressed to Information Resources at its principal office to the attention of the Corporate Secretary, or to the Employee either at his residence address shown on the employment records of Information Resources or in care of the principal office of Information Resources, as appropriate. Notice delivered personally shall be deemed effectively given as of the time of personal delivery, and notice given by mail shall be deemed effectively given as of two days after the date of such mailing.

          9.4 Entire Agreement; Amendments; Headings. This Agreement embodies the entire agreement of Information Resources and the Employee with respect to the subject matter hereof. No amendment or modification of the terms of this Agreement shall be effective unless reduced to a written instrument executed by Information Resources and the Employee. The headings of sections in this Agreement are for convenience only.

     IN WITNESS WHEREOF, Information Resources and the Employee have caused this Agreement to be duly executed as of the date first above written.

                                       INFORMATION RESOURCES, INC.

/s/ Randall S. Smith                   By: /s/ Gian M. Fulgoni
---------------------                      --------------------------

EMPLOYEE

                                       Its: CEO
                                            -------------------------

Final As Executed

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                    ---------------------------------------

This First Amendment To Employment Agreement ("Amendment") is entered into as of November 11, 1996 by and between INFORMATION RESOURCES, INC. ("Information Resources") and RANDALL S. SMITH (the "Employee") for the purpose of amending that certain Employment Agreement entered into by and between the parties hereto as of August 22, 1996 (the "Employment Agreement").

In consideration of the mutual promises and obligations set forth below, Information Resources and the Employee hereby agree to amend the Employment Agreement as follows:

     1. Section 4.0 of Article IV of the Employment Agreement shall be amended by adding an additional paragraph, said paragraph to read in its entirety as follows:

          "Information Resources may choose to cause the payments described above to be made pursuant to a term life insurance policy on the life of Employee, with a death benefit and payment schedule equivalent to the twelve (12) monthly Base Salary payments described above, and the payment of such death benefit shall be in lieu of and in full satisfaction of Information Resources' obligation to continue to pay Employee's Base Salary subsequent to his death as described in this
          Section 4.0. Employee shall be the owner of and shall pay the annual premiums on such policy, provided that Information Resources shall increase Employee's Base Salary by an amount that will, after tax deductions, equal the amount of said premium (as such premium amount may change from time to time), such increased amount to be paid in a lump sum upon Information Resources' receiving from Employee a paid receipt (or canceled check) evidencing payment of the annual premium. Employee agrees to cooperate with Information Resources in applying for and obtaining the above-described term life insurance policy. Information Resources reserves the right to terminate this alternative method of payment and will so notify Employee of such termination, whereupon Information Resources will reassume the direct payment obligation described in the preceding paragraph."

IN WITNESS WHEREOF, Information Resources and the Employee have caused this Amendment to be executed as of the date first written above.

                                    INFORMATION RESOURCES, INC.

/s/ Randall S. Smith                By: /s/ Gary S. Newman
--------------------------              ------------------------
EMPLOYEE
                                    Title: EVP - H.R.
                                           --------------------